EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Network-1 Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-140622, 333-162460, 333-186612, 333-192811 and 333-193704 and on Form S-3 No. 33-190719 of our report dated March 29, 2019, with respect to the consolidated financial statements of Network-1 Technologies, Inc. and subsidiary included in this Annual Report (Form 10-K) of Network-1 Technologies, Inc. and subsidiary for the year ended December 31, 2018.

/s/ FRIEDMAN LLP
New York, New York
March 29, 2019